EXHIBIT 99.4

November 30, 2005

Exxon Mobil Corporation

Extended Provisions for Restricted Stock Agreements

  1.

Effective Date and Issuance of Restricted Stock.  If Grantee completes, signs, and returns the signature page of this Agreement to the Corporation in Dallas County, Texas, U.S.A. on or before March 10, 2006, this Agreement will become effective the date the Corporation receives and accepts the signature page in Dallas County, Texas, U.S.A.  After this Agreement becomes effective, the Corporation will, subject to paragraph 5, issue to Grantee, on a restricted basis as explained below, the number of shares of the Corporation's common stock specified on the signature page.

 2.

Conditions.  If issued, the shares of restricted stock will be subject to the provisions of this Agreement, and to such regulations and requirements as the administrative authority of the Program may establish from time to time.  The shares will be issued only on the condition that Grantee accepts such provisions, regulations, and requirements.

 3.

Restrictions and Risk of Forfeiture.  During the applicable restricted periods specified in paragraph 4 of this Agreement,

(a)  the shares under restriction may not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, and any attempt to do so will be null and void; and

(b)  the shares under restriction may be forfeited as provided in paragraph 6.

 4.

Restricted Periods.  The restricted periods will commence at issuance and, unless the shares have been forfeited earlier under paragraph 6, will expire as follows, whether or not Grantee is still an employee:

(a)  with respect to 50% of the shares, on November 30, 2010; and

(b)  with respect to the remaining shares, on the later to occur of

(i)   November 30, 2015, or

(ii)  the first day of the calendar year immediately following the year in which Grantee terminates;

except that

(c)  the restricted periods will automatically expire with respect to all shares on the death of Grantee.

   5.

No Obligation to Issue Restricted Stock. The Corporation will have no obligation to issue the restricted stock and will have no other obligation to Grantee with respect to the subject matter of this Agreement if Grantee fails to complete, sign, and return the signature page of this Agreement on or before March 10, 2006.  In addition, whether or not Grantee has completed, signed, and returned the signature page, the Corporation will have no obligation to issue the restricted stock and will have no other obligation to Grantee with respect to the subject matter of this Agreement if, before the shares are actually issued:

(a)

Grantee terminates (other than by death) before standard retirement time within the meaning of the Program, except to the extent the administrative authority of the Program determines Grantee may receive restricted stock under this Agreement; or

(b)

Grantee is determined to have engaged in detrimental activity within the meaning of the Program; or

(c)

Grantee fails to provide the Corporation with cash for any required taxes due at issuance of the shares, if Grantee is required to do so under paragraph 7.

  6.

Forfeiture of Shares After Issuance.  Until the applicable restricted period specified in paragraph 4 has expired, the shares under restriction will be forfeited or subject to forfeiture in the following circumstances:

(a)  Termination.  If Grantee terminates (other than by death) before standard retirement time within the meaning of the Program, all shares for which the applicable restricted periods have not expired will be automatically forfeited and reacquired by the Corporation as of the date of termination, except to the extent the administrative authority determines Grantee may retain restricted stock issued under this Agreement.

(b)  Detrimental activity.  If Grantee is determined to have engaged in detrimental activity within the meaning of the Program, either before or after termination, all shares for which the applicable restricted periods have not expired will be automatically forfeited and reacquired by the Corporation as of the date of such determination.

(c)  Attempted transfer.  The shares are subject to forfeiture in the discretion of the administrative authority if Grantee attempts to sell, assign, transfer, pledge, or otherwise dispose of or encumber them during the applicable restricted periods.

  7.

Taxes.  Notwithstanding the restrictions on transfer that otherwise apply, the Corporation in its sole discretion may withhold shares, either at the time of issuance, at the time the applicable restricted periods expire, or at any other time in order to satisfy any required withholding, social security, and similar taxes and contributions (collectively, "required taxes").  Withheld shares may be retained by the Corporation or sold on behalf of Grantee.  If the Corporation does not withhold shares to satisfy required taxes, in the alternative the Corporation may require Grantee to deposit with the Corporation cash in an amount determined by the Corporation to be necessary to satisfy required taxes.  Notwithstanding any other provision of this Agreement, the Corporation will be under no obligation to issue or deliver shares to Grantee if Grantee fails timely to deposit such amount with the Corporation.  The Corporation in its sole discretion may also withhold any required taxes from dividends paid on the restricted stock.

  8.

Form of Shares.  The shares will, upon issuance, be registered in the name of Grantee.  During the applicable restricted periods, however, the shares will be held by or on behalf of the Corporation. Shares under restriction may be held in certificated or book-entry form as the administrative authority determines.  Grantee agrees that the Corporation may give stop transfer instructions to its transfer agent with respect to shares subject to restriction and that, during the applicable restricted period, any restricted shares issued in certificated form may bear an appropriate legend noting the restrictions, risk of forfeiture, and requirements regarding withholding taxes.  If and when the applicable restricted period expires with respect to any issued shares, subject to paragraph 7, the Corporation will deliver those shares promptly after such expiration to or for the account of Grantee free of restriction, either in certificated form or by book-entry transfer in accordance with the procedures of the administrative authority in effect at the time.

  9.

Shareholder Status. During the applicable restricted periods, Grantee will have customary rights of a shareholder with respect to the shares registered in Grantee's name, including the rights to vote and to receive dividends on the shares, subject to the restrictions on transfer, possible events of forfeiture, and potential dividend reinvestment provided in this Agreement.  However, before the shares are registered in Grantee's name, Grantee will not be a shareholder of the Corporation and will not be entitled to dividends with respect to those shares.

10.

Change in Capitalization.  If a stock split, stock dividend, or other relevant change in capitalization of the Corporation occurs, any resulting new shares or securities issued with respect to previously issued shares that are still restricted under this Agreement will be delivered to and held by or on behalf of the Corporation and will be subject to the same provisions, restrictions, and requirements as those previously issued shares.

11.

Limits on the Corporation's Obligations.  Notwithstanding anything else contained in this Agreement, under no circumstances will the Corporation be required to issue or deliver any shares if doing so would violate any law or listing requirement that the administrative authority determines to be applicable, or if Grantee has failed to provide for required taxes pursuant to paragraph 7.

12.

Receipt or Access to Program.  Grantee acknowledges receipt of or access to the full text of the Program.

13.

Appointment of Agent for Dividends.  Grantee appoints the Corporation to be Grantee's agent to receive for Grantee dividends on shares based on record dates that occur while the shares are subject to restriction under this Agreement.  The Corporation will transmit such dividends, net of required taxes pursuant to paragraph 7, to or for the account of Grantee in such manner as the administrative authority determines.  Alternatively, the administrative authority may determine to reinvest such net dividends in additional shares which will be held subject to all the terms and conditions otherwise applicable to shares of restricted stock under this Agreement.

14.

Electronic Delivery of Shareholder Communications.  The Corporation's proxy statement, annual report, and other shareholder materials deliverable to Grantee with respect to shares issued under this Agreement may be delivered to Grantee electronically, unless Grantee specifically requests delivery in paper format.  Such electronic delivery may be accomplished by email transmission of the materials, or by email notification to Grantee that the materials are available at a specified website to which Grantee has access.

15.

Addresses for Communications.  To facilitate communications regarding this Agreement and electronic delivery of shareholder communications as provided in paragraph 14, Grantee will provide Grantee's current mailing and email addresses on the signature page of this Agreement and agrees to notify the Corporation promptly of changes in such information in the future.  Communications to the Corporation in connection with this Agreement should be directed to the Incentive Processing Office at the address given on the signature page of this Agreement, or to such other address as the Corporation may designate by further notice to Grantee.

16.

Transfer of Personal Data.  The administration of the Program and this Agreement involves the transfer of personal data about Grantee between and among the Corporation, selected affiliates of the Corporation, and third-party service providers.  That data includes Grantee's age, contact information, work location, employment status, tax status, and related information.  Grantee authorizes the transfer of that data.

17.

No Employment Contract or Entitlement to Other or Future Awards.  This Agreement, the Corporation's incentive programs, and Grantee's selection for incentive awards do not imply or form a part of any contract or assurance of employment, and they do not in any way limit or restrict the ability of Grantee's employer to terminate Grantee's employment.  Grantee acknowledges that the Corporation maintains and administers its incentive programs entirely in its discretion and that Grantee is not entitled to any other or future incentive awards of any kind in addition to those that have already been granted.

18.

Governing Law and Consent to Jurisdiction.  This Agreement and the Program are governed by the laws of the State of New York without regard to any conflict of law rules.  Any dispute arising out of or relating to this Agreement or the Program may be resolved in any state or federal court located within Dallas County, Texas, U.S.A.  Grantee accepts that venue and submits to the personal jurisdiction of any such court.  Similarly, the Corporation accepts such venue and submits to such jurisdiction.

19.

Entire Agreement.  This Agreement constitutes the entire understanding between Grantee and the Corporation with respect to the subject matter of this Agreement.